Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--303 Defined Asset Funds (Florida, Michigan, New York and Ohio) Insured Trusts:

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-15631 of our opinion dated February 11, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Miscellaneous--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
March 8, 2000